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CONSENT OF THE COMPANY’S LEAD AUDITORS

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We hereby consent to the inclusion in Dorel Industries Inc.’s Annual Report on Form 40-F, for the year ended December 30, 2004, of our auditors’ report dated February 4, 2005, except as to Note 25 which is as of February 11, 2005, and to the references to us in such Form 40-F.

Goldsmith Hersh

CHARTERED ACCOUNTANTS

Montreal, Quebec

April 4, 2006